UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2010

KONA GRILL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34082	20-0216690
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7150 E. Camelback Road, Suite 220 Scottsdale, Arizona	85251
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 922-8100

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 19, 2010, Kona Grill, Inc. (the “Company”) announced the hiring of Larry Ryback as Senior Vice President of Operations effective February 8, 2010. Mr. Ryback will oversee the day to day restaurant operations for the brand, culinary operations, training and recruiting. Mr. Ryback brings more than 20 years of restaurant operations experience to the Company. He is currently the President and Chief Operating Officer of Redstone American Grill, Inc., a $35 million privately held company with five high-volume, upscale restaurants in four states. Before joining Redstone during 2005, Mr. Ryback spent 10 years with Champps Entertainment in various operations roles including 3 years as a Regional Vice President of Operations overseeing 26 restaurants that together generated over $130 million in revenue. Mr. Ryback holds a BS in Business Administration from Rowan University.

A copy of the press release announcing Mr. Ryback’s hiring as Senior Vice President of Operations is attached hereto as Exhibit 99.1and is hereby incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated January 19, 2010 titled “Kona Grill, Inc. Hires Larry Ryback as Senior Vice President of Operations”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 19, 2010	KONA GRILL, INC.

	By:	/s/ Mark S. Robinow
Mark S. Robinow Executive Vice President, Chief Financial Officer, and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated January 19, 2010 titled “Kona Grill, Inc. Hires Larry Ryback as Senior Vice President of Operations”